UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 30, 2015

ENVISION HEALTHCARE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36048	45-0832318
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6200 S. Syracuse Way, Suite 200, Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

(303) 495-1200

(Each registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Merger Agreement

On July 30, 2015, AMR HoldCo, Inc., a Delaware corporation (“AMR”), an indirect wholly owned subsidiary of Envision Healthcare Holdings, Inc. (the “Company”), and Ranch Merger Sub, Inc., a Delaware corporation (“Merger Sub”), a wholly owned subsidiary of AMR, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with WP Rocket Holdings Inc., a Delaware corporation (“Rural/Metro”), and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as the initial holder representative, providing for the acquisition of Rural/Metro by AMR. Subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into Rural/Metro (the “Merger”), with Rural/Metro surviving the Merger as a wholly owned subsidiary of AMR. The merger consideration is approximately $620 million in cash and is subject to a number of adjustments specified in the Merger Agreement. The Company has entered into a debt commitment letter with certain lenders (see “Debt Commitment Letter” below) in connection with the financing of the acquisition.

In connection with the Merger, each outstanding share of common stock of Rural/Metro will be converted into the right to receive an applicable portion of the merger consideration and each outstanding share of preferred stock of Rural/Metro will be cancelled and converted into the right to receive an applicable portion of the merger consideration.

The Merger Agreement contains customary representations, warranties and covenants.  Rural/Metro has agreed to indemnify AMR for potential liabilities associated with its business, subject to certain limitations. The Merger is subject to customary closing conditions, including the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and approval by Rural/Metro’s stockholders.

The Merger Agreement contains certain termination rights for AMR and Rural/Metro, including, but not limited to, each party’s right to terminate the Merger Agreement if the Merger is not consummated by the one year anniversary of the date of the Merger Agreement. Upon termination of the Merger Agreement in certain circumstances related to the antitrust approval process, AMR may be required to pay Rural/Metro a termination fee of $10 million.

The Company has entered into a guaranty for the benefit of Rural/Metro whereby it has fully and unconditionally guaranteed to cause AMR to perform its obligations under the Merger Agreement and pay in full when and as due all amounts required to be paid by AMR under the Merger Agreement.

The Merger Agreement provides that upon consummation of the Merger, AMR will be entitled to retain all amounts collected in respect of Rural/Metro’s accounts receivable arising before the date of the Merger, up to a threshold of $89 million.  Thereafter, AMR will be entitled to retain 10% of amounts collected in respect of Rural/Metro’s pre-closing accounts receivable, with the next $46.5 million of accounts receivable collected utilized to fund the indemnity escrow account under the Merger Agreement. Accounts receivable collections in excess thereof will be distributed 20% to AMR and 80% to former stockholders of Rural/Metro.

A copy of the Merger Agreement is attached as Exhibit 2.1 hereto and incorporated herein by reference. The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement.

Cautionary Statements

The Merger Agreement has been included solely to provide investors with information regarding its terms. Except for its status as a contractual document that establishes and governs the legal relations between the parties thereto with respect to the transactions described in this Form 8-K, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.

The representations, warranties, covenants and agreements made by the parties in the Merger Agreement were made only for purposes of such agreement and are made as of specific dates. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Merger

Agreement. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders or may have been used for the purpose of allocating risk between the respective parties rather than establishing matters as facts.

Debt Commitment Letter

On July 30, 2015, and in connection with the Merger Agreement, Envision Healthcare Corporation (“Corporation”), an indirect wholly owned subsidiary of the Company, entered into a debt commitment letter (the “Debt Commitment Letter”) with Barclays Bank PLC and Goldman Sachs Bank USA (the “Debt Financing Sources”). Pursuant to the Debt Commitment Letter, subject to the conditions set forth therein, the Debt Financing Sources committed to provide Corporation with debt financing of up to $635 million, consisting of a $635 million term loan facility maturing 7 years from the closing date of the Merger, the proceeds of which will be available to fund the purchase price under the Merger Agreement and to pay certain fees, commissions and expenses. The debt commitments expire upon the first to occur of (i) the termination of the Merger Agreement, (ii) the consummation of the Merger, with or without the financing committed in the Debt Commitment Letter, or (iii) the one year anniversary of the date of the Debt Commitment Letter.

Certain of the Debt Financing Sources, or their affiliates, are lenders under Corporation’s Term Loan Credit Agreement, dated May 25, 2011, as amended on February 7, 2013, and Corporation’s ABL Credit Agreement, dated May 25, 2011, as amended on February 27, 2013. In addition, the Debt Financing Sources, or their affiliates, have provided advisory services to the Company from time to time in connection with other mergers, acquisitions and divestitures. The Debt Financing Sources, or their affiliates, have received customary fees for these services.

The foregoing description of the Debt Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Debt Commitment Letter, which is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Forward-Looking Statements

Certain statements and information herein may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995 including, but not limited to, statements relating to our objectives, plans and strategies, including the Company’s proposed acquisition of Rural/Metro, and all statements that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future, including statements regarding the benefits of the Rural/Metro acquisition, expected performance of the combined enterprise, integration plans and the timing of closing of the acquisition. Any forward-looking statements herein are made as of the date of this press release, and the Company undertakes no duty to update any such statements. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results to differ materially from forward-looking statements are described in the Company’s filings with the U.S. Securities and Exchange Commission from time to time. Among the factors that could cause future results to differ materially are: our ability to successfully integrate strategic acquisitions, including the Rural/Metro acquisition; closing of the Rural/Metro acquisition may not occur or may be delayed; expected synergies and other financial benefits of the acquisition may not be realized; litigation related to the acquisition or limitations or restrictions imposed by regulatory authorities may delay or negatively impact the acquisition; unanticipated restructuring costs may be incurred or undisclosed liabilities assumed from the acquisition; attempts to retain key personnel and customers from Rural/Metro may not succeed; decreases in our revenue and profit margin under our fee-for-service contracts due to changes in volume, payor mix and third party reimbursement rates, including from political discord in the federal budgeting process; the loss of existing contracts; failure to accurately assess costs under new contracts; difficulties in our ability to recruit and retain qualified physicians and other healthcare professionals, and enforce our non-compete agreements with our physicians; failure to implement some or all of our business strategies, including our efforts to grow our Evolution Health business and cross-sell our services; lawsuits for which we are not fully reserved; the adequacy of our insurance coverage and insurance reserves; the high level of competition in the markets we serve; the cost of capital expenditures to maintain and upgrade our vehicle fleet and medical equipment; the loss of one or more members of our senior management team; our ability to maintain or implement complex information systems; disruptions in disaster recovery systems, management continuity planning, or information systems; our ability to adequately protect our intellectual property and other proprietary rights or to defend against intellectual property infringement claims;

challenges by tax authorities on our treatment of certain physicians as independent contractors; the impact of labor union representation; the impact of fluctuations in results due to our national contract with FEMA; potential penalties or changes to our operations, including our ability to collect accounts receivable if we fail to comply with extensive and complex government regulation of our industry; the impact of changes in the healthcare industry, including changes due to healthcare reform; our ability to timely enroll our providers in the Medicare program; our ability to restructure our operations to comply with future changes in government regulation; the outcome of government investigations of certain of our business practices; our ability to comply with the terms of our settlement agreements with the government; our ability to generate cash flow to service our substantial debt obligations; and the factors discussed in “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q.

Item 7.01.  Regulation FD Disclosure.

On July 30, 2015, the Company issued a press release announcing the signing of the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                   Exhibits

Exhibit Number	Description

2.1*

Agreement and Plan of Merger, dated as of July 30, 2015, by and among AMR HoldCo, Inc., Ranch Merger Sub, Inc., WP Rocket Holdings, Inc. and Fortis Advisors LLC, solely in its capacity as initial holder representative.

10.1	Debt Commitment Letter by and among Envision Healthcare Corporation and Barclays Bank PLC and Goldman Sachs Bank USA, dated July 30, 2015.

99.1	Press Release dated July 30, 2015.

*Schedules and annexes omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally a copy of an omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVISION HEALTHCARE HOLDINGS, INC.
(Registrant)

July 30, 2015	By:	/s/ Craig A. Wilson
Craig A. Wilson
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1*

Agreement and Plan of Merger, dated as of July 30, 2015, by and among AMR HoldCo, Inc., Ranch Merger Sub, Inc., WP Rocket Holdings, Inc. and Fortis Advisors LLC, solely in its capacity as initial holder representative.

10.1	Debt Commitment Letter by and among Envision Healthcare Corporation and Barclays Bank PLC and Goldman Sachs Bank USA, dated July 30, 2015.

99.1	Press Release dated July 30, 2015.

*Schedules and annexes omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally a copy of an omitted schedule to the Securities and Exchange Commission upon request.